CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form N-2 of our report dated August 14, 1998, relating to the financial statements and per-share data and ratios of Emerging Markets Growth Fund, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants and Legal Counsel" in such Prospectus.

PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
December 22, 1998